UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2013

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Please see Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On September 3, 2013, Immunomedics, Inc., a Delaware corporation (the "Company") announced that Gerard G. Gorman, Senior Vice President, Finance and Chief Financial Officer, has retired as an employee of the Company. In connection with Mr. Gorman's retirement, the Company and Mr. Gorman entered into a Consulting Agreement (the "Consulting Agreement") and Separation from Employment Agreement (the "Separation Agreement" and together with the Consulting Agreement, the "Agreements"), effective September 3, 2013 (the "Effective Date"). In connection with entering into the Agreements, all of Mr. Gorman's rights and benefits under that certain Amended and Restated Change of Control and Severance Agreement, by and between the Company and Mr. Gorman, dated as of December 17, 2008, have been terminated. The material terms of the Agreements are as follows:

  The Company will pay Mr. Gorman his salary, less applicable withholdings and deductions, through the Effective Date.
  The Company will pay Mr. Gorman a total gross payment of $162,413.25, which is the equivalent of 26 weeks of base salary continuation, less applicable withholdings and deductions, payable in equal installments over the three month period commencing on the first regularly scheduled payroll which is at least ten (10) business days following the Effective Date and will be paid in accordance with the Company's normal payroll cycle.
  The Company shall pay Mr. Gorman a lump-sum payment, less applicable withholdings and deductions, which represents the value of his accrued unused vacation, if any.
  Mr. Gorman shall be entitled to medical, dental and life insurance benefits through October 31, 2013, except as otherwise required by law.
  Mr. Gorman has waived and released any and all claims against the Company.
  All outstanding stock options and restricted stock units (RSU's) held by Mr. Gorman will continue to vest during the term of the Consulting Agreement. Additionally, the Company agrees to extend the time for Mr. Gorman to exercise his outstanding stock options, to the extent they are as of the Effective Date or subsequently become, vested and exercisable, in accordance with the terms of the Separation Agreement.
  Mr. Gorman shall continue to provide services to the Company as needed to ensure a smooth and professional transition of his former duties and responsibilities to the new Chief Financial Officer pursuant to the terms and conditions of the Consulting Agreement. The term of the Consulting Agreement commenced on September 4, 2013 and it is anticipated that the term will end on or about February 28, 2014, unless terminated earlier by either party. For the services to be rendered by Mr. Gorman to the Company pursuant to the Consulting Agreement, the Company agrees to pay Mr. Gorman a per diem fee of $1,327.50 ($177.00 per hour). The Company may terminate the Consulting Agreement at any time, with or without cause. Mr. Gorman may terminate the Consulting Agreement at any time by providing written notice to the Company.
  Further, the Company agreed that during the term of the Consulting Agreement, Mr. Gorman's stock options outstanding at the time of a Change in Control (as defined in the Consulting Agreement), but not otherwise fully exercisable, shall automatically accelerate so that such outstanding stock options shall, immediately prior to the effective date of such Change in Control, become exercisable. Further, the Company agrees that during the term of the Consulting Agreement, Mr. Gorman's outstanding RSU's, to the extent outstanding at the time of a Change in Control but not otherwise vested, shall automatically accelerate so that such outstanding unvested RSU's shall, immediately prior to the effective date of such Change in Control, become fully vested.

Appointment of new Chief Financial Officer

On September 3, 2013, the Company announced the appointment of Peter P. Pfreundschuh, 44, as the Company's new Chief Financial Officer. There was no arrangement or understanding between Mr. Pfreundschuh and any other persons pursuant to which Mr. Pfreundschuh was appointed Chief Financial Officer. In this capacity, Peter will manage Financial Reporting, Information Technology, Administration, Investor Relations, Human Resource, and operational matters.

From November 2008 through June 2013, Peter was the Chief Financial Officer of CircuLite Inc. ("CircuLite"), a commercial medical device company with a novel solution for the treatment of late stage chronic heart failure patients. During his years at CircuLite, Peter raised over $90 million dollars in financings and worked extensively on the progression of CircuLite's technology through European Approval (CE Mark). Prior to his current role at CircuLite, Peter served as the Executive Director of Business Development for AstraZeneca Pharmaceuticals L.P. ("AstraZeneca"). Before AstraZeneca, Peter worked at Johnson & Johnson ("J&J") in a variety of capacities. During his tenure at J&J, Mr. Pfreundschuh managed the financial operations of over $1 billion in pharmaceutical research and development and worked on over four hundred new business development opportunities. Mr. Pfreundschuh started his career at Arthur Young (Ernst & Young). Mr. Pfreundschuh earned a BS in Accounting from Rutgers University. Mr. Pfreundschuh also holds an MBA in Finance from Rider University and Marketing Coursework from Northwestern University (Kellogg).

The Company and Mr. Pfreundschuh entered into an Employment Letter, dated as of August 15, 2013 (the "Employment Letter"). The term of the Employment Letter commenced on September 3, 2013 and does not have an expiration date, as Mr. Pfreundschuh's employment with the Company is "at will" and not for any specified period of time. The material terms of the Employment Letter are set forth below.

Base Salary: Pursuant to the Employment Letter, the Company will pay Mr. Pfreundschuh a base salary of $285,000 per year, payable in equal semi-monthly installments (the "Base Salary"). The Base Salary may be adjusted annually by the Company's Board of Directors (the "Board"), consistent with Mr. Pfreundschuh's performance and the Company's policy regarding adjustments in officer compensation established from time to time by the Board.

Stock Options: Pursuant to the Employment Letter, the Compensation Committee of the Board has approved the grant to Mr. Pfreundschuh, effective as of his date of hire, of options to purchase an aggregate number of 75,000 shares of the Company's common stock at an exercise price equal to the fair market value of the underlying common stock on the date of hire. The options will vest at the rate of 25% on each anniversary of the date of grant over a four year period. Such option grants will have a term of 7 years.

The descriptions of the Separation Agreement, Consulting Agreement and Employment Letter above are not complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company's next quarterly report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Immunomedics, Inc., dated September 3, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
September 5, 2013 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer